Countrywide Credit Industries, Inc.
Life Insurance Plan
Split-Dollar Collateral Assignment











cntwd Split Dollar Collateral Assign A. doc. mal 04/14/94



____________________________________        __________________________________
Policy Number                      Insured

Both copies of this Assignment should be forwarded to the Home Office. One copy will be retained by the Company (hereafter called the Insurer). The Insurer shall be defined as the company that issued the policy, Aetna Life
 Insurance Company.

The undersigned owner/applicant of the policy to be issued pursuant to application Part I number _____________ and dated __________________ for insurance on the life of the insured named above authorizes the Insurer to insert the policy number in this Assignment after said policy is issued.
                                   ___________________________________
                                   Owner/Assignor
ASSIGNOR___________________________________________________________________
ASSIGNEE: Countrywide Credit Industries, Inc.
          155 North Lake Avenue
          Suite 900
          Pasadena, California 91101

RECITALS:

     A. The assignor desires to assign the Assignee certain interests in the policy as security for certain liabilities of the Assignor to the Assignee in connection with a split-dollar arrangement regarding the policy in accordance with Revenue Ruling 64-328, 1964-2 C.B. 11.

     B. The Assignee, by accepting this Agreement, agrees to the terms and conditions hereof.

     C. Assignor and Assignee acknowledge that this Assignment Agreement shall be part of and incorporated into that certain Split Dollar Life Insurance Agreement between Assignor and Assignee dated _____________ entered into under the Countrywide Credit Industries, Inc. Split Dollar Insurance Plan.

ASSIGNMENT:

     A. FOR VALUE RECEIVED, the Assignor hereby assigns, transfers, and sets over to the Assignee, and the Assignee's successors or assigns, certain rights in and to the Policy hereinafter set forth, subject to all the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy.

     B. It is expressly agreed that the following specific rights are included in this Assignment and pass by virtue hereof:

      (1) The sole right to collect from the Insurer the net proceeds of the Policy when they become payable by reason of death or maturity.
     (2)  The sole right to surrender the Policy or any portion of the Policy
and receive the surrender value thereof at   any time provided by the terms of
the Policy and at such other times as the Insurer may allow; provided, however, the Employer hereby agrees not to exercise such right except following a Termination Event;
      (3) The sole right to obtain one or more loans or advances on the Policy,
either from the Insurer or, at any time,     from other persons, and to pledge
or assign the Policy as security for such loans or advances; provided, however, that such loans shall not in the aggregate exceed Aggregate Premiums
Paid without the written      consent of the Employee;
     (4)  The sole right to exercise all nonforfeiture rights permitted by the
terms of the Policy or allowed by the   Insurer and to receive all benefits and
advantages derived therefrom.

     C. It is expressly agreed that all other rights in the Policy, including but not limited to the following specific rights, are reserved and excluded from this Assignment and do not pass by virtue hereof:

     (1)  The right to designate and change the beneficiary; and,
     (2)   The right to elect any optional mode of settlement permitted by the
Policy or allowed by the Insurer; but the    reservation of these rights shall
in no way impair the right of the Assignee to surrender the Policy or exercise any other right in the Policy.

     D. This Assignment is made as collateral security for any liability (the "Liability") of the Assignor to the Assignee under the split-dollar arrangement between them relating to the Policy, as more fully described below.

     (1) Upon surrender of the Policy the liability shall be an amount equal to the lesser of Aggregate Premiums Paid by the Assignee at such time or the Cash Surrender Value of the Policy.
     (2)   Upon the death of the Insured, the Liability shall be an amount equal
to any and all death proceeds in excess      of the amount of death proceeds
paid to the beneficiary named in the Policy, as specified in paragraph E below.

     E.  The beneficiary designated and named in the Policy by the Assignor
shall be paid an amount of death proceeds equal to     times the Assignor's
annual salary as of each policy anniversary date (March 1).   Annual salary, for
purposes of this Agreement, is base salary before any salary deferral reduction for any qualified or non-qualified deferred compensation, qualified reduction or cafeteria plan. For the purpose of establishing the annual Salary provided herein, the Insurer shall rely on the written statement of the Assignee.

     F. The Aggregate Premiums Paid at any time equal at such time the cumulative premiums paid by the Assignee under the Policy, less any amounts withdrawn from the Policy by the Assignee by means of the surrender or partial surrender of the Policy; less any Policy loans to the Assignee and accrued interest thereon at such time; less any amounts received by the Assignor from the Assignee for the economic benefit under the split-dollar arrangement.

     G. The Cash Surrender Value of the Policy at any time equals at such time the guaranteed cash value set forth in the Policy; plus any additional cash value credited to the Policy; less any amounts withdrawn from the Policy by the Assignee by means of the surrender or partial surrender of the Policy; less any policy loans to the Assignee and accrued interest thereon at such time.


     H. The Assignee covenants and agrees with the Assignor that any balance of sums received hereunder from the Insurer after payment of the then existing liabilities, matured, or unmatured, shall be paid by the Assignee to the persons entitled thereto under the terms of the Policy; provided, however, if before settlement of the claim by the Insurer, the Insurer shall receive from the Assignee a written demand for less than the entire net proceeds, then such amount shall be paid to the Assignee and the excess, if any, shall be paid directly by the Insurer to the beneficiary named in the Policy by the Assignor.

     I. The Insurer is hereby authorized to recognize the Assignee's claim of right hereunder without investigating the validity or amount thereof, the giving of any notice or the existence or amount of any liabilities of the Assignor to the Assignee. Payment by the Insurer of all or any death proceeds to the Assignee in reliance upon an affidavit of any officer of the Assignee as to the Assignee's share of the proceeds shall be a full discharge of the Insurer and shall be binding on all parties claiming any interest under this Policy.

     J. The Assignee will forward to the Insurer upon request and without unreasonable delay, the Policy for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement by the Assignor.

     K. All provisions of this Assignment shall be binding on the executors, administrators, successors or assigns of the Assignor and Assignee.

     L. This Assignment may be executed in one or more counterparts each of which is legally binding and enforceable.

Signed at__________________________________
on______________________________
          (City and State)                        (Date)

                  SIGN ORIGINAL AND DUPLICATE



_____________________________________       ___________________________________
Witness Signature                       Signature of Owner of Policy (Assignor)



ACKNOWLEDGEMENT:


Acknowledged by:____________________________________________  Date_____________
                        Aetna Life Insurance Company